STOCK APPRECIATION RIGHTS AGREEMENT



           This Stock Appreciation Rights Agreement is made and entered into effective as of February 20, 1996 by and between AMRESCO, INC., a Delaware corporation (the "Company"), and James
P. Cotton, Jr. (the "Director").

           WHEREAS, the Director presently serves as a non-employee of the Company; and

           WHEREAS, the Company wishes to promote the growth and success of the Company by issuing to the Director stock appreciation rights with respect to shares of the Company's common stock, par value $.05 per share ("Common Stock"), subject to the terms and conditions set forth herein.

           NOW THEREFORE, the Company and Director agree as follows:

           1. Grant of Stock Appreciation Rights. The Company hereby grants to the Director stock appreciation rights with respect to 5,000 shares of Common Stock (the "Stock Appreciation Rights") having an Award Value of $13.125 per share (representing the reported closing sale price per share of the Common Stock on the NASDAQ National Market on February 16, 1996), all upon the terms and conditions set forth herein.

           2. Vesting of Rights. The Stock Appreciation Rights are fully vested as of the date hereof.

           3. Forfeiture. If the Director is removed as a director of the Company for "good cause," then the Director shall forfeit all rights and benefits hereunder and shall have no further right to convert any Stock Appreciation Rights or to receive any amount which would become payable if the Stock Appreciation Rights could be converted after the date of removal. For purposes hereof, removal of the Director shall be for "good cause" if the Board of Directors of the Company determines in good faith that the Director was removed as a director of the Company primarily because the Director engaged in an act of dishonesty or moral turpitude (including, but not limited to, fraud, embezzlement, misappropriation or conviction of a felony).

          4.   Manner of Conversion.

               (a) Conversion. Except as provided in Section 3, all Stock Appreciation Rights shall automatically be converted into cash upon the earlier to occur of the following events (such earlier date being referred to as the "Conversion Date"): (i) the termination of the Director's service as a director of the Company for any reason, other than for good cause, or (ii) the expiration of ten (10) years from the date hereof. Upon such conversion, the Director shall be entitled to receive an amount of cash equal to (a) the aggregate Current Market Value (hereinafter defined) of the shares subject to the Stock Appreciate Rights, less (b) the aggregate Award Value of the shares subject to the Stock Appreciation Rights (the "Conversion Gain").

                (b) Payment. When the Stock Appreciation Rights are converted as set forth in Section 4(a), the Company shall pay the Conversion Gain to the Director by payment of a lump sum within thirty (30) days after the Conversion Date. The Conversion Gain shall be paid by the Company to the Director subject to such conditions as are deemed advisable by the Company to permit compliance by the Company with any federal and state withholding provisions.

                (c) Current Market Value. The Current Market Value per share of the Stock Appreciation Rights as of the
Conversion Date shall be the reported closing sale prices per share of the Common Stock (as reported on any national securities exchange on which such stock is then listed or as quoted on the National Association of Securities Dealers Automated Quotation System), on the trading day immediately preceding the Conversion Date. If the stock is not so listed or quoted on the Conversion Date, the Current Market Value shall be determined in good faith by the Board of Directors of the Company, excluding the Director.

          5. Non-Assignability. The Stock Appreciation Rights, and any right associated with the Stock Appreciation Rights, are not assignable or transferable by the Director except by will or by the laws of descent and distribution.

          6. No Rights as Stockholder. The Director shall have no rights as a stockholder of the Company with respect to any Stock Appreciation Rights.

           7. Capital Adjustments. If at any time while the Stock Appreciation Rights are outstanding hereunder there shall be any increase or decrease in the number of issued and outstanding shares of Common Stock through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of shares of Common Stock, then and in such event appropriate adjustments shall be made in the number of shares subject to Stock Appreciation Rights and the Award Value of such shares to the end that the aggregate Award Value shall remain the same. Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company, with respect to be made in the number of shares subject to Stock Appreciation Rights or the Award Value. The existence hereof and the Stock Appreciation Rights awarded hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

           8. Special Representations of Director. The Stock Appreciation Rights are being acquired solely for the Director's own account, for investment purposes only, and not with a view to distribution. The Stock Appreciation Rights acquired by the Director for the interest of any other person and/or for resale or transfer to others.

           9. Notices. Any notice or communication required or permitted to be given hereunder shall be in writing, and shall be delivered in person or sent postage prepaid by registered mail or certified mail, return receipt requested, or by prepaid courier to the other party at the following addresses:

     If the Company:          AMRESCO, INC.
                              1845 Woodall Rodgers Freeway
                              Suite 1700
                              Dallas, Texas  75201
                              ATTN:  General Counsel

     If to the Director:      Mr. James P. Cotton, Jr.
                              USBA Holdings, Ltd.
                              Two Concourse Parkway
                              Suite 650
                              Atlanta, GA 30328

or such other address as shall be furnished in writing by any such party, and such notice or communication shall be deemed to have been given as of the date so delivered or mailed.

           10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, excluding any conflicts of laws principles. The parties hereto stipulate and agree that this Agreement shall be executed and performed in Dallas County, Texas. In the event that the litigation should arise concerning the validity or interpretation of any provision hereof venue over such litigation shall reside in the proper federal or state district court sitting in Dallas County, Texas.

           11. Tax Requirements. The Company shall, to the extent permitted by law, have the right to deduct any applicable taxes from any payment of any kind otherwise due to the Director hereunder.

           12. Miscellaneous. The rights of Director hereunder with respect to the Company's obligations shall be those, if applicable, of a general unsecured creditor of the Company. Except to the extend amended by the terms hereof, the provisions hereof shall remain in full force and effect for all purposes. This Agreement may be amended to include such other provisions as the Board of Directors of the Company deems necessary or advisable; provided, however, that no such amendment hereto shall be made except in writing, entered into and executed by the Company and the Director. This Agreement contains all of the covenants and agreements, and supersedes any and all other agreements (whether oral or written), between the Company and the Director with respect to the Stock Appreciation Rights.

                           * * * * * *

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Director, to evidence his consent and approval of all the terms hereof, has duly executed this Agreement, all as of February 20, 1996.


                              AMRESCO, INC.


                              By:  \S\ ROBERT H. LUTZ, JR.
                                   Robert H. Lutz, Jr.
                                   Chairman and Chief Executive Officer


                              Director:


                                   \S\ JAMES P. COTTON, JR.
                                   James P. Cotton, Jr.